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                                                                     EXHIBIT 5.1



              [LETTERHEAD OF SCHNADER HARRISON SEGAL & LEWIS LLP]



                                                                 October 1, 1999



PubliCARD, Inc.


75 Kings Highway Cutoff, 5th Floor


Fairfield, CT 06430



     Re: PubliCARD, Inc.; Registration Statement on Form S-3



Ladies and Gentlemen:



     We have acted as Pennsylvania counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), relating to the offering of up to 3,269,500 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"). All of the shares covered by the Registration Statement (the "Shares") may be sold by certain shareholders of the Company, who have agreed to purchase those shares on the terms and conditions set forth in Securities Purchase Agreements between such persons and the Company.



     In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.



     Based upon the foregoing, we are of the opinion that the Shares, when issued by the Company and paid for in the manner contemplated by the terms of the Securities Purchase Agreements referred to above, will be duly authorized, validly issued, fully paid and nonassessable.



     Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, rules or regulations.



     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                      Very truly yours,



                                      /s/ SCHNADER HARRISON SEGAL & LEWIS
                                      LLP